Exhibit 10.25

FOURTH AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of December 20, 2007 (this “Amendment”), relating to the Credit Agreement referenced below, is by and among PHOSPHATE HOLDINGS, INC., a Delaware corporation, and MISSISSIPPI PHOSPHATES CORPORATION, a Delaware corporation (collectively, the “Borrowers”), the lenders identified on the signature pages thereto (the “Lenders”), and PNC Bank, National Association, a national banking association, as agent for the Lenders (in such capacity, the “Agent”). Terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

W I T N E S S E T H

WHEREAS, a $18,000,000 credit facility has been extended to the Borrowers pursuant to the terms of that certain Revolving Credit and Security Agreement dated as of March 24, 2005, as amended as of February 27, 2006, August 23, 2006 and as of March 23, 2007 (as amended and modified from time to time, the “Credit Agreement”) among the Borrowers, the Lenders identified therein, and PNC Bank, National Association, as agent for the Lenders;

WHEREAS, the Borrowers have requested certain modifications to the Credit Agreement;

WHEREAS, the Lenders have agreed to the requested modifications on the terms and conditions set forth herein;

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments. The Credit Agreement is amended as set forth below:

(a) Section 2.23(b) is amended to read as follows:

“(b) Advances constituting Term Loans may be made at any time after April 1, 2007 but only after Agent’s receipt of at least a satisfactory draft of Borrowers’ 2006 fiscal year end financial statements from Borrowers’ accountants. No Advances for Term Loans shall be made after December 31, 2008 (the “Borrowing Period”). At the end of the Borrowing Period the sum of the principal of all Term Loans shall amortize on the basis of a sixty month schedule (such amount, the “Amortization Amount”). Commencing on January 1, 2009 and on the first (1st) day of each month thereafter the Amortization Amount shall be paid with the remaining outstanding principal balance plus all accrued but unpaid interest due at the end of the Term. Term Loans shall be evidenced by one or more secured promissory notes (collectively, the “Term Note”) in substantially the form attached hereto as Exhibit 2.23(b). The Term Loans may consist of

Domestic Rate Loans or Eurodollar Rate Loans, or a combination thereof, as the Borrowers may request. In the event that the Borrowers desire to obtain or extend a Eurodollar Rate Loan or to convert a Domestic Rate Loan to a Eurodollar Rate Loan, the Borrowers shall comply with the notification requirements set forth in Sections 2.2(b) and (d) and the provisions of Sections 2.2(b) through (h) shall apply, mutatis mutandis.”

(b) Section 7.6 is amended to read as follows:

“7.6 Capital Expenditures.

Contract for, purchase or make any expenditure or commitments for Capital Expenditures in any fiscal year in an aggregate amount in excess of $10,000,000. For fiscal years 2007 and 2008 only, Capital Expenditures for purposes of the calculation of this covenant shall not include Capital Expenditures (i) recorded on Borrowers’ books as the result of “involuntary conversion” income (income generally consisting of the difference between the cost of repair or replacement of damaged assets and the historical carrying value of such assets) and (ii) costs related to the construction of Borrowers’ levee in an amount not to exceed $3,000,000.”

2. Representations and Warranties. The Borrowers hereby represent and warrant in connection herewith that as of the date hereof (after giving effect hereto) (i) the representations and warranties set forth in Article V of the Credit Agreement are true and correct in all material respects (except those which expressly relate to an earlier date), and (ii) no Default or Event of Default has occurred and is continuing under the Credit Agreement.

3. Acknowledgments, Affirmations and Agreements. The Borrowers (i) acknowledge and consent to all of the terms and conditions of this Amendment and (ii) affirm all of their obligations under the Credit Agreement and the Other Documents.

4. Credit Agreement. Except as expressly modified hereby, all of the terms and provisions of the Credit Agreement remain in full force and effect.

5. Expenses. The Borrowers agree to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of the Agent’s legal counsel.

6. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

7. Governing Law. This Amendment shall be deemed to be a contract under, and shall for all purposes be construed in accordance with, the laws of the State of North Carolina.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:	PHOSPHATE HOLDINGS, INC.,
a Delaware corporation

By:/s/ Robert E. Jones

Name: Robert E. Jones
Title: President

MISSISSIPPI PHOSPHATES CORPORATION,

a Delaware corporation

By:/s/ Robert E. Jones
Name: Robert E. Jones
Title: Chief Executive Officer

AGENT AND LENDER:	PNC BANK, NATIONAL ASSOCIATION,
in its capacity as Agent and as Lender

By:/s/ Jerold Slutsky
Name: JEROLD SLUTSKY
Title: Vice-President